                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2003-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004

COLLECTIONS                                                                                         DOLLARS
Payments received                                                                                45,280,756.32
    Plus / (Less):
           Net Servicer Advances                                                                     62,514.39

           Investment Earnings on funds in the Collection Account                                    42,788.11
                                                                                                 -------------

Total Funds Available for Distribution                                                           45,386,058.82
                                                                                                 =============

DISTRIBUTIONS

    Servicing Fee                                                                  1,437,403.49
    Trustee and Other Fees                                                             4,514.59
                                                                                   ------------

Total Fee Distribution                                                                            1,441,918.08

    Note Interest Distribution Amount - Class A-1                     158,786.59
    Note Interest Distribution Amount - Class A-2                     683,308.33
    Note Interest Distribution Amount - Class A-3                     334,600.00
    Note Interest Distribution Amount - Class A-4                     979,912.50
                                                                   -------------
                                                                    2,156,607.42

    Note Principal Distribution Amount - Class A-1                 41,364,140.36
    Note Principal Distribution Amount - Class A-2                          0.00
    Note Principal Distribution Amount - Class A-3                          0.00
    Note Principal Distribution Amount - Class A-4                          0.00
                                                                   -------------
                                                                   41,364,140.36

Total Class A Interest and Principal Distribution                                                43,520,747.78

    Note Interest Distribution Amount - Class B-1                     121,553.25
    Note Principal Distribution Amount - Class B-1                          0.00
                                                                   -------------

Total Class B Interest and Principal Distribution                                                   121,553.25

    Note Interest Distribution Amount - Class C-1                     152,409.33
    Note Principal Distribution Amount - Class C-1                          0.00
                                                                   -------------

Total Class C Interest and Principal Distribution                                                   152,409.33

    Note Interest Distribution Amount - Class D-1                     149,430.38
    Note Principal Distribution Amount - Class D-1                          0.00
                                                                   -------------

Total Class D Interest and Principal Distribution                                                   149,430.38

    Spread Account Deposit                                                                                0.00
                                                                                                 -------------

Total Distributions                                                                              45,386,058.82
                                                                                                 =============

                        WFS FINANCIAL 2003-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004

PORTFOLIO DATA:                                                                    # of loans
      Beginning Aggregate Principal Balance                                            84,606                    1,379,907,347.89

          Less: Principal Payments                                                              (20,191,429.78)
                Full Prepayments                                                       (1,135)  (13,537,295.18)
                Partial Prepayments                                                         -             0.00
                Liquidations                                                             (109)   (1,675,351.45)
                                                                                                 -------------
                                                                                                                   (35,404,076.41)
                                                                                                                 ----------------
      Ending Aggregate Principal Balance                                               83,362                    1,344,503,271.48
                                                                                                                 ================

Ending Outstanding Principal Balance of Notes                                                                    1,313,012,901.90
Overcollateralization Amount                                                                                        31,490,369.58
Overcollateralization Level                                                                                                  2.34%

OTHER RELATED INFORMATION:

Spread Account:

    Beginning Balance                                                                            13,799,073.48
          Deposits                                                                                        0.00
          Investment Earnings on funds in the Spread Account                                         11,789.61
          Reductions                                                                               (365,830.38)
                                                                                                 -------------
    Ending Balance                                                                                                  13,445,032.71

    Beginning Initial Deposit                                                                    13,784,677.73
          Repayments                                                                               (365,830.38)
                                                                                                 -------------
    Ending Initial Deposit                                                                                          13,418,847.35

Modified Accounts:
    Principal Balance                                                                                     0.00%              0.00
    Scheduled Balance                                                                                     0.00%              0.00

Servicer Advances:
    Beginning Unreimbursed Advances                                                                 860,814.49
    Net Advances                                                                                     62,514.39
                                                                                                 -------------
                                                                                                                       923,328.88

Net Charge-Off Data:
    Charge-Offs                                                                                     619,629.95
    Recoveries                                                                                     (121,689.22)
                                                                                                 -------------
    Net Charge-Offs                                                                                                    497,940.73

Delinquencies ( P&I):                                                              # of loans
    30-59 Days                                                                             716    8,896,605.55
    60-89 Days                                                                             171    1,917,927.11
    90-119 Days                                                                              9      109,892.78
    120 days and over                                                                        0            0.00

Repossessions                                                                               30      316,609.40

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale
   and Servicing Agreement)                                                                  0                               0.00

Cumulative Charge-Off Percentage                                                                                             0.03%

WAC                                                                                                                       10.8705%
WAM                                                                                                                        61.444

                        WFS FINANCIAL 2003-4 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004

                                      BEGINNING       NOTE MONTHLY                      TOTAL
                    ORIGINAL         OUTSTANDING        PRINCIPAL      PRIOR          PRINCIPAL
                   PRINCIPAL          PRINCIPAL       DISTRIBUTABLE  PRINCIPAL      DISTRIBUTABLE
CLASSES             BALANCE            BALANCE           AMOUNT      CARRYOVER          AMOUNT
-------         ----------------  -----------------   -------------  ---------      -------------
A-1               211,000,000.00     161,752,042.26   41,364,140.36     0.00        41,364,140.36

A-2               491,000,000.00     491,000,000.00            0.00     0.00                 0.00

A-3               168,000,000.00     168,000,000.00            0.00     0.00                 0.00

A-4               373,300,000.00     373,300,000.00            0.00     0.00                 0.00

B-1                53,430,000.00      53,430,000.00            0.00     0.00                 0.00

C-1                60,560,000.00      60,560,000.00            0.00     0.00                 0.00

D-1                46,335,000.00      46,335,000.00            0.00     0.00                 0.00
                ================  =================   =============     ====        =============
TOTAL           1,403,625,000.00  41,354,377,042.26   41,364,140.36     0.00        41,364,140.36
                ================  =================   =============     ====        =============

                                                     REMAINING            TOTAL
                   PRINCIPAL          CURRENT       OUTSTANDING         PRINCIPAL
                  DISTRIBUTION       PRINCIPAL       PRINCIPAL         AND INTEREST
CLASSES              AMOUNT          CARRYOVER        BALANCE          DISTRIBUTION
-------          -------------       ---------    ----------------    -------------
A-1              41,364,140.36          0.00        120,387,901.90    41,522,926.95

A-2                       0.00          0.00        491,000,000.00       683,308.33

A-3                       0.00          0.00        168,000,000.00       334,600.00

A-4                       0.00          0.00        373,300,000.00       979,912.50

B-1                       0.00          0.00         53,430,000.00       121,553.25

C-1                       0.00          0.00         60,560,000.00       152,409.33

D-1                       0.00          0.00         46,335,000.00       149,430.38
                 =============          ====      ================    =============
TOTAL            41,364,140.36          0.00      1,313,012,901.90    43,944,140.74
                 =============          ====      ================    =============

                         NOTE MONTHLY                         TOTAL
                           INTEREST          PRIOR           INTEREST        INTEREST       CURRENT       DEFICIENCY     POLICY
 NOTE      INTEREST     DISTRIBUTABLE      INTEREST       DISTRIBUTABLE    DISTRIBUTION    INTEREST         CLAIM        CLAIM
CLASSES      RATE           AMOUNT         CARRYOVER          AMOUNT          AMOUNT       CARRYOVER        AMOUNT       AMOUNT
-------    --------     -------------      ---------      -------------    ------------    ---------      ----------     ------
A-1        1.14000%       158,786.59          0.00         158,786.59      158,786.59        0.00              0.00       0.00

A-2        1.67000%       683,308.33          0.00         683,308.33      683,308.33        0.00              0.00       0.00

A-3        2.39000%       334,600.00          0.00         334,600.00      334,600.00        0.00              0.00       0.00

A-4        3.15000%       979,912.50          0.00         979,912.50      979,912.50        0.00              0.00       0.00

B-1        2.73000%       121,553.25          0.00         121,553.25      121,553.25        0.00              0.00       0.00

C-1        3.02000%       152,409.33          0.00         152,409.33      152,409.33        0.00              0.00       0.00
D-1        3.87000%       149,430.38          0.00         149,430.38      149,430.38        0.00              0.00       0.00
                        ============          ====       ============    ============        ====              ====       ====
TOTAL                   2,580,000,38          0.00       2,580,000,38    2,580,000,38        0.00              0.00       0.00
                        ============          ====       ============    ============        ====              ====       ====

                        WFS FINANCIAL 2003-4 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended January 31, 2004
                   for Distribution Date of February 20, 2004

Detailed Reporting

            See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated November 1, 2003.

                                                   _____________________________
                                                   Lori Bice
                                                   Assistant Vice President
                                                   Director Technical Accounting

                                                   _____________________________
                                                   Susan Tyner
                                                   Vice President
                                                   Assistant Controller